Exhibit 4.30

Execution Version

BROADCOM INC.

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

SUPPLEMENTAL INDENTURE NO. 1

Dated as of June 3, 2026

to

INDENTURE

Dated as of September 30, 2021

SUPPLEMENTAL INDENTURE NO. 1
SUPPLEMENTAL INDENTURE NO. 1, dated as of June 3, 2026 (this “Supplemental Indenture”), between Broadcom Inc. (the “Issuer”), a Delaware corporation, and Wilmington Trust, National Association, as trustee (the “Trustee”), to the Base Indenture (as defined below).
RECITALS
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture, dated as of September 30, 2021 (the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”), relating to the Issuer’s 3.137% Senior Notes due 2035 and the Issuer’s 3.187% Senior Notes due 2036 (together, the “Notes”);
WHEREAS, Section 9.01(5) of the Base Indenture provides that without the consent of any Holders, the Issuer and the Trustee may enter into a supplemental indenture to conform any provision in the Base Indenture to the “Description of Notes” in the Issuer’s Offering Memorandum, dated September 13, 2021, relating to the Notes (the “Offering Memorandum”), to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of the Base Indenture and the Notes, which intent may be evidenced by an Officer’s Certificate to that effect;
WHEREAS, the Issuer has provided to the Trustee an Officer’s Certificate in accordance with Section 9.01(5) of the Base Indenture stating that the provision in the “Description of Notes” in the Offering Memorandum corresponding to the terms to be amended or supplemented in the Base Indenture, as set forth in Section 2.01 of this Supplemental Indenture, was intended to be a verbatim recitation of such provision of the Base Indenture and the Notes;
WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been met; and
WHEREAS, the Issuer has requested and hereby requests that the Trustee join with it in the execution and delivery of this Supplemental Indenture, and all acts and requirements necessary to make this Supplemental Indenture a legal, valid and binding agreement of the parties, in accordance with its terms, and a valid supplement to, the Base Indenture have been done and performed.
WITNESSETH:
NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

Article One
Definitions and Other Provisions of General Application
Section 1.01    References. Capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture.
Article Two
Amendments
Section 2.01    Modification of Base Indenture.
Subject to the terms and conditions set forth herein, pursuant to Section 9.01 of the Base Indenture, the Base Indenture is hereby modified as follows:
(a)    Section 3.07(a)(2) of the Base Indenture is hereby amended by deleting “30 basis points” therein and replacing it with “25 basis points”.
(b)    Section 3.07(b)(2) of the Base Indenture is hereby amended by deleting “30 basis points” therein and replacing it with “25 basis points”.
Article Three
Miscellaneous
Section 3.01    Application of Supplemental Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed and all of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like effect as if set forth herein in full. This Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.
Section 3.02    Trust Indenture Act. To the extent the Trust Indenture Act applies to the Indenture or any Notes, if any provision of the Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required thereunder to be a part of and govern the Indenture, the latter provision shall control. To the extent the Trust Indenture Act applies to the Indenture or any Notes, if any provision of the Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to the Indenture as so modified or to be excluded, as the case may be.
Section 3.03    Conflict with Base Indenture. To the extent not expressly amended or modified by this Supplemental Indenture, the Base Indenture shall remain in full force and effect. If any provision of this Supplemental Indenture is inconsistent with any provision of the Base Indenture, the provision of this Supplemental Indenture shall control.

Section 3.04    Governing Law; Waiver of Trial by Jury; Submission to Jurisdiction. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Each of the Issuer, the Trustee and the Holders by its acceptance of the Notes irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Supplemental Indenture or the transactions contemplated hereby.
Each of the Issuer, the Holders and the Trustee hereby irrevocably submits to the exclusive jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Southern District in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Supplemental Indenture, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts, and waives any objection it may have under law to such courts and jurisdiction as proper venue in connection with any such suit, action or proceeding.
Section 3.05    Successors. All agreements of the Issuer in the Base Indenture, this Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Base Indenture and this Supplemental Indenture shall bind its successors.
Section 3.06    Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by PDF transmission will constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by email transmission with PDF attachment will be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture shall include images of manually executed signatures transmitted by electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code; provided, that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signature in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.
Section 3.07    Trustee Disclaimer. The Trustee makes no representation as to the validity, adequacy or sufficiency of this Supplemental Indenture other than as to the validity of the execution and delivery of the Supplemental Indenture by the Trustee. The recitals and statements herein are deemed to be those of the Issuer and not of the Trustee and the Trustee assumes no responsibility for the same and the Trustee does not make any representation with respect to such matters.
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IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused it to be duly executed as of the day and year first above written.

BROADCOM INC.

By: /s/ Kirsten M. Spears
Name: Kirsten M. Spears
Title:acChief Financial Officer and
Chief Accounting Officer

[Signature Page to Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By: /s/ Sarah Vilhauer
Name: Sarah Vilhauer
Title:acVice President

[Signature Page to Supplemental Indenture]